Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-187624

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated September 12, 2013

PROSPECTUS SUPPLEMENT
(To prospectus dated April 26, 2013)

15,000,000 Shares

Common Stock

              We are selling 15,000,000 shares of our common stock.

              Our common stock is traded on the New York Stock Exchange under the symbol "INN." On September 11, 2013, the last sale price of our common stock as reported on the New York Stock Exchange was $9.86 per share.

              Investing in our common stock involves risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and page 7 of our Annual Report on Form 10-K for the year ended December 31, 2012.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

              The underwriters may also exercise their option to purchase up to an additional 2,250,000 shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

              The shares will be ready for delivery on or about September 18, 2013.

BofA Merrill Lynch
Deutsche Bank Securities
Baird
Raymond James
RBC Capital Markets

The date of this prospectus supplement is September     , 2013.

              You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

S-i

ABOUT THIS PROSPECTUS

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters relating to us and also adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document, which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

              In this prospectus supplement and the accompanying prospectus, except where the context suggests otherwise, the terms: (i) "we," "our," "us," "our company" and the "company" refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis; and (ii) "our operating partnership" means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Each of Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus supplement as "Summit TRS," and Summit Hotel TRS II, Inc., a Delaware corporation, which we refer to in this prospectus as "Summit TRS II," is a taxable REIT subsidiary, or TRS, and we refer to Summit TRS, Summit TRS II and any other TRSs that we may form in the future as "our TRSs." We refer to the subsidiaries of our TRSs that lease our hotels from our operating partnership or subsidiaries of our operating partnership as "our TRS lessees."

              All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement and the prospectus it accompanies, as well as any document incorporated by reference in this prospectus supplement and the prospectus it accompanies, are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, the offering of any of our securities by any of our franchisors or managers.

              "Residence Inn by Marriott," "Courtyard by Marriott," "SpringHill Suites by Marriott," "Fairfield Inn by Marriott" and "TownePlace Suites by Marriott" are registered trademarks of Marriott International, Inc. or one of its affiliates. All references to "Marriott" mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

              "Holiday Inn Express" is a registered trademark of Six Continents Hotels, Inc., commonly known as InterContinental Hotels Group, or one of its affiliates. All references to "IHG" mean Six Continents Hotels, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys.

              None of Marriott International, Inc., or Marriott, Intercontinental Hotels Group, or IHG, Hilton Worldwide, Inc., or Hilton, Hyatt Hotels Corporation, or Hyatt, Country Inns & Suites by Carlson, Inc., or Carlson, Starwood Hotels and Resorts Worldwide, Inc., or Starwood, or AmericInn International, LLC, or AmericInn, is responsible for the content of this prospectus supplement and the prospectus it accompanies, or the information incorporated by reference in this prospectus supplement and the prospectus it accompanies, whether relating to hotel information, operating information, financial information, its relationship with us or otherwise. None of Marriott, Hilton, IHG, Hyatt, Carlson, Starwood or AmericInn is involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by us of the securities covered by this prospectus supplement and the prospectus it accompanies. None of Marriott, Hilton, IHG, Hyatt, Carlson, Starwood or AmericInn has expressed any approval or disapproval regarding the offering of securities pursuant to this prospectus

S-ii

supplement and the prospectus it accompanies and the grant of any franchise or other rights to us shall not be construed as any expression of approval or disapproval. None of Marriott, Hilton, IHG, Hyatt, Carlson, Starwood or AmericInn has assumed any liability in connection with the offering of securities contemplated by this prospectus supplement and the prospectus it accompanies.

S-iii

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not place undue reliance on forward-looking statements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

  •
  financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

  •
  national, regional and local economic conditions;

  •
  levels of spending in the business, travel and leisure industries, as well as consumer confidence;

  •
  declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

  •
  hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

  •
  financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

  •
  the degree and nature of our competition;

  •
  increased interest rates and operating costs;

  •
  risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

  •
  availability of and our ability to retain qualified personnel;

  •
  our failure to maintain our qualification as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code;

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  general volatility of the capital markets and the market price of our shares of common stock;

  •
  environmental uncertainties and risks related to natural disasters;

  •
  changes in real estate and zoning laws and increases in real property tax rates; and

  •
  the factors described under the section entitled "Risk Factors" included in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2012, or the Form 10-K.

              These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of

S-iv

our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

              All forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

S-v

SUMMARY

              This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before buying shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, especially the "Risk Factors" section beginning on page S-5 of this prospectus supplement and page 7 of the Form 10-K, before making an investment decision.

Our Company

              We are a self-managed hotel investment company organized to continue and expand the hotel investment business of our predecessor, Summit Hotel Properties, LLC. We are primarily focused on acquiring and owning premium-branded select-service hotel properties in the upscale and upper midscale segments of the U.S. lodging industry. As of September 11, 2013, we own 93 hotels with a total of 10,978 guestrooms located in 24 states.

              We were organized as a Maryland corporation on June 30, 2010. We completed our initial public offering, or IPO, and our formation transactions, including the merger of our predecessor into our operating partnership, on February 14, 2011. We elected to be taxed as a REIT for federal income tax purposes beginning with our short taxable year ended December 31, 2011. We own our hotels and conduct substantially all of our business through our operating partnership. We, through a wholly owned subsidiary, are the sole general partner of our operating partnership. As of June 30, 2013, we owned approximately 96% of the issued and outstanding common units of partnership interest of our operating partnership, including the sole general partnership interest held by the general partner.

              To qualify as a REIT, we cannot operate or manage our hotels. Instead, other than with respect to one hotel that is owned by a wholly owned subsidiary of Summit TRS, we lease our hotels to our TRS lessees, and our operating partnership indirectly owns 100% of the outstanding equity interests in all but one of our TRS lessees. Our TRS lessees engage third-party hotel management companies to operate and manage our hotels.

              Our principal executive offices are located at 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, and our telephone number is (512) 538-2300. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Completed Hotel Dispositions

              On August 8, 2013, we completed the sale of our 78-room SpringHill Suites in Lithia Springs, GA for approximately $2.4 million. On August 29, 2013, we completed the sale of our 71-room Fairfield Inn in Lewisville, TX for approximately $2.0 million.

Pending and Potential Hotel Acquisitions

              On September 10, 2013, we funded the remaining $10.0 million of a $20.3 million first mortgage loan on a hotel property located in downtown Minneapolis, MN. The loan represents a portion of the total acquisition and renovation costs expected to be incurred to convert the property to a Hyatt Place hotel. Subject to certain conditions including the successful conversion of the property, estimated to be completed in fourth quarter 2013, we plan to purchase the property for an estimated $31.0 million, which will include forgiveness of the loan as partial purchase price consideration and require us to pay approximately $10.7 million of additional cash at closing. We cannot provide assurance that we will acquire this hotel property.

              We continue to see a high degree of transaction activity in our targeted segments of the lodging industry. From the high volume of potential hotel acquisition opportunities we are presented for review, we have identified and are in various stages of reviewing and negotiating a number of additional potential hotel acquisitions. Any acquisition will be subject to the terms of a definitive and binding purchase and sale agreement with the sellers of a hotel or group of hotels, containing a number of contractual conditions to closing, which will generally include:

  •
  our ability to negotiate and enter into a new management agreement and franchise agreement, or assume the existing agreements, for each property;

  •
  our completion of satisfactory due diligence with respect to each property;

  •
  lender approval of our assumption of existing indebtedness, if applicable; and

  •
  satisfaction of other customary closing conditions.

As of September 12, 2013, we have entered into agreements to purchase six hotels having an aggregate acquisition cost of approximately $165 million. Consistent with our stated investment strategy, the properties currently under contract are located primarily within top 50 MSAs, with a particular concentration on the west coast, operate under top brands and we believe they possess attractive in-place cash flow characteristics. Satisfying the above conditions with respect to the assets currently under contract, and others we are considering, can be challenging and require the consent or approval of third parties. As a result, we cannot assure you that we will be able to acquire any of the hotels we have under contract or are currently evaluating.

Recent Financing Activities

              On July 22, 2013, we closed on a $38.7 million term loan with KeyBank with a fixed rate of 4.95%. This term loan matures on August 1, 2023, amortizes over 30 years, and is secured by the Fairfield Inn & Suites and the SpringHill Suites in Louisville, KY. The proceeds from this new borrowing were used to pay down our $92 million senior secured interim loan.

              On July 26, 2013, we closed on an $8.7 million term loan with MetaBank secured by the Hyatt Place in Atlanta, GA. Proceeds of $7.4 million were advanced at closing and additional proceeds of $1.3 million will be available after the Hyatt Place attains a required performance level post renovation. The loan carries a fixed interest rate of 4.25%, matures on August 1, 2018, and amortizes over 20 years. The proceeds from this new borrowing were used to pay down our $150 million senior secured revolving credit facility.

              On August 1, 2013, we entered into a new loan with ING in the principal amount of $34.0 million at a fixed rate of 4.55% with a 25 year amortization and a maturity date of March 1, 2038. ING has the right to call the loan in full on March 1, 2019, 2024, 2029 and 2034. Simultaneously, we amended our existing loan agreement with ING to: (i) remove the Fairfield Inn & Suites and the Residence Inn, Germantown, TN, the Hampton Inn, Fort Smith, AR and the Fairfield Inn, Lewisville, TX as collateral; and (ii) remove the $3.9 million in letters of credit from the collateral. We also added the Courtyard by Marriott, Ridgeland, MS, the Hampton Inn & Suites, Ybor, FL, and the Courtyard by Marriott and the Residence Inn, Metairie, LA as collateral for the two notes, such that both of our ING loans are secured by the same 14 hotels and are cross-defaulted. The proceeds from this new borrowing were used to pay down our $150 million senior secured revolving credit facility.

              At September 9, 2013, (i) the outstanding balance on our $92.0 million senior secured interim loan was $45.7 million, (ii) our $150 million senior secured revolving credit facility was secured by 26 hotel properties and (iii) the outstanding balance on our $150 million senior secured revolving credit facility was $75.1 million, with $0.7 million of outstanding standby letters of credit and $74.2 million available to borrow.

              We have obtained commitments from a syndicate of lenders to obtain a $300 million senior unsecured credit facility intended to replace both our $92 million senior secured interim loan and our $150 million senior secured revolving credit facility. The new $300 million senior unsecured credit facility is expected to be comprised of a $225 million, four-year revolving credit facility with a one-year extension option, and a $75 million, five-year term loan. The new facility will require us to comply with covenants customary among our industry peers and the loans will be priced at levels consistent with market rates for similar facilities. Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as joint bookrunners for the new unsecured credit facility, and an affiliate of Deutsche Bank Securities Inc. is expected to serve as the administrative agent for the facility when it is in place. Affiliates of each of those firms, as well as affiliates of Raymond James & Associates, Inc. and RBC Capital Markets, LLC and certain other prospective members of the underwriting syndicate, have committed to become lenders under the new unsecured credit facility. We anticipate closing on the new unsecured facility within the next 30 days subject to completion of satisfactory documentation and satisfaction of customary closing conditions. However, no assurance can be given that we will close on the new unsecured credit facility on the terms or within the time frame described above or at all.

              At September 9, 2013, we had approximately $407.5 million in term loans outstanding. These term loans are secured primarily by first mortgage liens on hotel properties.

The Offering

Issuer	Summit Hotel Properties, Inc.
Common stock offered by us	15,000,000 shares
Common stock to be outstanding after this offering	81,200,397 shares (or 83,450,397 shares if the underwriters exercise in full their option to purchase additional shares).
Use of proceeds

We intend to contribute the net proceeds of this offering to our operating partnership in exchange for additional common units of our operating partnership. Our operating partnership intends to use the net proceeds from this offering to reduce the outstanding balances under our $150 million senior secured revolving credit facility and our $92 million senior secured interim loan and any remaining net proceeds will be used for general corporate purposes, including repayment of debt and acquisitions of additional hotel properties. See "Use of Proceeds."

Listing	Our common stock is listed on the NYSE under the symbol "INN."
Restrictions on ownership and transfer

To assist us in maintaining our qualification as a REIT, our charter provides that no person, other than a person that has received an exemption, may own directly or indirectly, or be deemed to own by virtue of certain attribution provisions of the Code, more than 9.8%, in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock. For more information, see "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Tax consequences

The federal income tax consequences of purchasing, owning and disposing of our shares of common stock are summarized in "Additional Federal Income Tax Considerations" in this prospectus supplement and in "Material Federal Income Tax Considerations" in the accompanying prospectus.

Settlement date	Delivery of the shares will be made against payment therefor on or about September 18, 2013.
Transfer agent	The transfer agent for our common stock is Wells Fargo Bank, National Association.
Risk factors	Investing in our common stock involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 7 of the Form 10-K.

              The number of shares of our common stock to be outstanding after this offering is based on 66,200,397 shares outstanding as of September 11, 2013. This number does not include:

  •
  up to 2,759,971 shares of our common stock issuable upon redemption of outstanding common units of our operating partnership that are currently redeemable;

  •
  up to 893,000 shares of our common stock issuable upon exercise of employee stock options granted under our 2011 Equity Incentive Plan; and

  •
  up to 888,922 shares of our common stock reserved for future issuance pursuant to our 2011 Equity Incentive Plan.

              Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to 2,250,000 additional shares of our common stock.

RISK FACTORS

              You should carefully consider the risks described below and the risks described under the heading "Risk Factors" beginning on page 7 of the Form 10-K before making an investment decision. The risks and uncertainties described below and in other documents we have filed with the SEC are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If certain of the risks described in the risk factors incorporated by reference herein actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our common stock could decline, and you may lose all or part of your investment.

 Risks Related to This Offering

The price of our common stock may fluctuate and you could lose all or a significant part of your investment.

              Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid. The market price of our common stock may also be influenced by many factors, some of which are beyond our control, including:

  •
  announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  •
  variations in quarterly operating results;

  •
  general economic conditions;

  •
  war, terrorist acts and epidemic disease;

  •
  investor perceptions of us, the commercial real estate industry generally and the U.S. lodging industry specifically; and

  •
  failure of securities analysts to cover our common stock, or if covered, changes in financial estimates by analysts or a downgrade of our stock or sector by analysts.

              In addition, the stock market in general has experienced, and may in the future experience, extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies like us. These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance.

Future issuances or sales of our common stock may depress the market price of our common stock.

              We cannot predict whether future sales of our common stock or securities convertible into or exchangeable or exercisable for our common stock or the availability of these securities for resale in the open market will decrease the market price of our common stock. Sales of a substantial number of these securities in the public market, including the issuance of up to 2,759,971 shares of our common stock upon the redemption of currently outstanding common units held by limited partners, which common units are currently redeemable at the option of the holder, or the perception that these issuances or sales might occur, may cause the market price of our common stock to decline and you could lose all or a portion of your investment. In addition, future issuances of shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock may be dilutive to existing stockholders.

USE OF PROCEEDS

              We estimate that the net proceeds we will receive from this offering will be approximately $             million (or $             million in the event the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to contribute the net proceeds of this offering to our operating partnership in exchange for additional common units of our operating partnership. Our operating partnership intends to use the net proceeds from this offering to reduce the outstanding balances under our $150 million senior secured revolving credit facility and our $92 million senior secured interim loan and any remaining net proceeds will be used for general corporate purposes, including repayment of debt and acquisitions of additional hotel properties.

              As of September 9, 2013, the weighted-average annual interest rates payable on our $150 million senior secured revolving credit facility and our $92 million senior secured interim loan were approximately 2.98% and 2.48%, respectively, and the principal amounts outstanding were approximately $75.1 million and $45.7 million. Borrowings drawn on our $150 million senior secured revolving credit facility were used to acquire hotel properties and for general corporate purposes. Borrowings drawn on our $92 million senior secured interim loan were used to acquire hotel properties. In general, amounts outstanding on our $150 million senior secured revolving credit facility must be repaid in full by May 16, 2015. Our $92 million senior secured interim loan matures on November 23, 2013.

              Affiliates of certain of the underwriters in this offering, including Deutsche Bank Securities Inc. and RBC Capital Markets, LLC and certain other prospective members of the underwriting syndicate, are lenders under our $150 million senior secured revolving credit facility and our $92 million senior secured interim loan and will receive their pro rata portion, if any, of the net proceeds of this offering that are used to repay outstanding borrowings under the credit facility. An affiliate of Deutsche Bank Securities Inc. serves as the administrative agent for the $150 million senior secured revolving credit facility. See "Underwriting."

 ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

Withholding

              As referenced in the accompanying prospectus under the captions "Material Federal Income Tax Considerations—Taxation of Non-U.S. Stockholders" and "—Information Reporting Requirements and Withholding," U.S. withholding tax at a rate of 30% will be imposed on dividends paid on our stock after December 31, 2013 to U.S. stockholders that hold our stock through foreign accounts or intermediaries if certain disclosure requirements related to U.S. accounts are not satisfied and certain non-U.S. stockholders if certain disclosure requirements related to U.S. ownership are not satisfied. The effective date of the imposition of this U.S. withholding tax has been extended to payments after June 30, 2014.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Deutsche Bank Securities Inc.
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc.
RBC Capital Markets, LLC

Total	15,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

              The expenses of the offering, not including the underwriting discount, are estimated at $150,000 and are payable by us.

              We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Option to Purchase Additional Shares

              We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,250,000 additional shares of common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

              We and each of our executive officers and directors have agreed, with exceptions, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, or warrants to purchase shares of our common stock, and not to take certain other actions relating to our shares of common stock, for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representatives.

              Notwithstanding the foregoing, if, subject to certain exceptions, (i) during the last 17 days of the 60-day restricted period we release earnings results or material news or a material event relating to us occurs, or (ii) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period following the last day of the 60-day period and we do not have a class of securities that are "actively traded securities" within the meaning of Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act, then the above restrictions continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event (unless the representatives waive in writing such extension).

Price Stabilization, Short Positions

              Until the distribution of the shares of common stock being sold by us is completed, SEC rules may limit the underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

              In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on New York Stock Exchange, in the over-the-counter market or otherwise.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with the offering, certain of the underwriters or securities dealers may distribute the prospectus supplement and accompanying prospectus by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters in this offering, including Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, and certain other prospective members of the underwriting syndicate, are lenders under our credit facility and will receive their pro rata portion of the net proceeds of this offering that are used to repay outstanding borrowings under our revolving credit facility. An affiliate of Deutsche Bank Securities Inc. serves as the administrative agent for the credit facility. In addition, Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are serving as joint bookrunners for our new $300 million unsecured credit facility that we anticipate closing on within the next 30 days, and an affiliate of Deutsche Bank Securities Inc. is expected to serve as the administrative agent for the facility when it is in place. Affiliates of each of those firms, as well as affiliates of Raymond James & Associates, Inc. and RBC Capital Markets, LLC and certain other prospective members of the underwriting syndicate, have committed to become lenders under the new unsecured credit facility.

Selling Restrictions

              No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the shares where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the shares of common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

              The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

              This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of the shares of common stock may be made to the public in that Relevant Member State other than:

    A.
    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

    B.
    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

    C.
    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

              The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              This prospectus supplement has been prepared on the basis that any offer of shares of common stock in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of common stock. Accordingly any person making or intending to make an offer in that Relevant Member State of shares of common stock which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of common stock in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in Hong Kong

              The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

              We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

              Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP and for the underwriters by Hogan Lovells US LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of common stock offered by this prospectus. Hunton & Williams LLP and Hogan Lovells US LLP may rely as to certain matters of Maryland law upon the opinion of Venable LLP.

EXPERTS

              The consolidated balance sheets of Summit Hotel Properties, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012 and the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012, the related combined consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and the accompanying prospectus, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that consolidated subsidiaries of Summit Hotel Properties, Inc. acquired 19 hotels (the Acquired Hotels) in 2012, and management excluded from its assessment of the effectiveness of Summit Hotel Properties, Inc.'s internal control over financial reporting as of December 31, 2012, the Acquired Hotels' internal control over financial reporting associated with total revenue of $24.9 million included in the consolidated financial statements of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012, and also states the audit of internal control over financial reporting of Summit Hotel Properties, Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Hotels.

              The combined financial statements of the Hyatt 11 Portfolio, acquired from Hyatt affiliates in 2012 and 2013, as of and for the year ended December 31, 2011, appearing in our Current Report on Form 8-K filed with the SEC on January 7, 2013, have been incorporated by reference herein and in the accompanying prospectus, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              The combined financial statements of the TGV Portfolio of Hotels as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012, appearing in our Current Report on Form 8-K filed with the SEC on March 13, 2013, have been incorporated by reference herein and in the accompanying prospectus, in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

              The combined financial statements of the White Lodging Portfolio as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012, appearing in our Current Report on Form 8-K filed with the SEC on May 30, 2013, have been incorporated by reference herein and in the accompanying prospectus, in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN OBTAIN MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the website maintained by the SEC at www.sec.gov. You can also inspect copies of our public filings at the offices of the NYSE. For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.

              We have filed with the SEC a "shelf" registration statement on Form S-3 under the Securities Act relating to the securities that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement and the accompanying prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

  •
  the information in our Definitive Proxy Statement for our 2013 annual meeting of stockholders, filed with the SEC on April 24, 2013 and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 6, 2013 and August 6, 2013, respectively; and

  •
  our Current Reports on Form 8-K, filed with the SEC on January 7, 2013, January 11, 2013, January 28, 2013, February 28, 2013, March 7, 2013, March 13, 2013, March 19, 2013, March 27, 2013, May 6, 2013 (solely with respect to the information reported under Item 1.01), May 30, 2013 and June 14, 2013 and our Current Report on Form 8-K/A filed with the SEC on February 27, 2013.

              We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement and the accompanying prospectus relate or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

              You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC's Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing at: Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, Texas 78738, Attention: Investor Relations.

              Our website is www.shpreit.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$750,000,000

Common Stock
Preferred Stock
Warrants
Units

        Summit Hotel Properties, Inc. may offer, issue and sell, from time to time, in one or more series or classes, the securities described in this prospectus at an aggregate public offering price that will not exceed $750,000,000. The securities may be offered separately or together in any combination and as separate series. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should read carefully this prospectus and any accompanying prospectus supplement before deciding to invest in these securities.

        We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the accompanying prospectus supplement.

        Our capital stock is subject to certain restrictions on ownership designed, among other purposes, to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer," "Description of Warrants" and "Description of Units."

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "INN." Our 9.25% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock, is listed on the NYSE under the symbol "INNPrA," our 7.875% Series B Cumulative Redeemable Preferred Stock, or the Series B Preferred Stock, is listed on the NYSE under the symbol "INNPrB," and our 7.125% Series C Cumulative Redeemable Preferred Stock, or the Series C Preferred Stock, is listed on the NYSE under the symbol "INNPrC."

        Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described in this prospectus and any accompanying prospectus supplement, as well as the risks described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2013

        You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We are offering to sell only the securities described in this prospectus and the accompanying prospectus supplement only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document containing the incorporated information. Our business, financial condition, results of operations and prospects may have changed since that date.

i

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents By Reference."

        Except where the context suggests otherwise, the terms "we," "our," "us," "our company" and the "company" refer to Summit Hotel Properties, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis; and "our operating partnership" means Summit Hotel OP, LP, a Delaware limited partnership for which one of our wholly owned subsidiaries serves as the general partner. Each of Summit Hotel TRS, Inc., a Delaware corporation, which we refer to in this prospectus as "Summit TRS," and Summit Hotel TRS II, Inc., a Delaware corporation, which we refer to in this prospectus as "Summit TRS II," is a taxable REIT subsidiary, or TRS, and we refer to Summit TRS, Summit TRS II and any other TRSs that we may form in the future as "our TRSs." We refer to our TRSs, the wholly owned subsidiaries of our TRSs and the one majority owned subsidiary of Summit TRS that lease our hotels from our operating partnership or subsidiaries of our operating partnership as "our TRS lessees."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 7, 2013, January 11, 2013, January 28, 2013, February 27, 2013, February 28, 2013, March 7, 2013, March 13, 2013, March 19, 2013 and March 27, 2013;

  •
  our Current Report on Form 8-K/A, filed with the SEC on February 27, 2013;

  •
  the description of our common stock included in our Registration Statement on Form 8-A filed with the SEC on February 7, 2011;

  •
  the description of our 9.25% Series A Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on October 24, 2011;

  •
  the description of our 7.875% Series B Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on December 7, 2012;

  •
  the description of our 7.125% Series C Cumulative Redeemable Preferred Stock included in our Registration Statement on Form 8-A filed with the SEC on March 19, 2013; and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement which this prospectus forms a part was initially filed by us with the SEC and prior to effectiveness of the registration statement.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, including, but not limited to, our Current Report on Form 8-K filed with the SEC on February 27, 2013, such information or exhibit is specifically not incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to Summit Hotel Properties, Inc., 12600 Hill Country Boulevard, Suite R-100, Austin, TX 78738, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, as well as the registration statement and the exhibits and schedules thereto, can be inspected at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials may be obtained at prescribed rates. Information about the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC's website is www.sec.gov. Copies of these documents may be available on our website at www.shpreit.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement to this prospectus.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC's rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's website. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "forecast," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. You should not place undue reliance on forward-looking statements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

  •
  financing risks, including the risk of leverage and the corresponding risk of default on our mortgage loans and other debt and potential inability to refinance or extend the maturity of existing indebtedness;

  •
  national, regional and local economic conditions;

  •
  levels of spending in the business, travel and leisure industries, as well as consumer confidence;

  •
  declines in occupancy, average daily rate and revenue per available room and other hotel operating metrics;

  •
  hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

  •
  financial condition of, and our relationships with, our joint venture partners, third-party property managers, franchisors and hospitality joint venture partners;

  •
  the degree and nature of our competition;

  •
  increased interest rates and operating costs;

  •
  risks associated with potential acquisitions, including the ability to ramp up and stabilize newly acquired hotels with limited or no operating history, and dispositions of hotel properties;

  •
  availability of and our ability to retain qualified personnel;

  •
  our failure to maintain our qualification as a REIT under the Internal Revenue Code of 1986, as amended, or the Code;

  •
  changes in our business or investment strategy;

  •
  availability, terms and deployment of capital;

  •
  general volatility of the capital markets and the market price of our shares of common stock;

  •
  environmental uncertainties and risks related to natural disasters;

  •
  changes in real estate and zoning laws and increases in real property tax rates; and

  •
  the factors referenced or incorporated by reference in this prospectus and any prospectus supplement, as well as the factors described under the section entitled "Risk Factors" included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC.

        These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

        All forward-looking statements contained in this prospectus and any accompanying prospectus supplement, including the information incorporated by reference in this prospectus and any accompanying prospectus supplement, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

CERTAIN TRADEMARKS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAINS REGISTERED TRADEMARKS THAT ARE THE EXCLUSIVE PROPERTY OF THEIR RESPECTIVE OWNERS, WHICH ARE COMPANIES OTHER THAN US, INCLUDING, BUT NOT LIMITED TO THE FOLLOWING OWNERS: MARRIOTT INTERNATIONAL, INC., OR MARRIOTT; HILTON WORLDWIDE, INC., OR HILTON; INTERCONTINENTAL HOTELS GROUP, OR IHG; HYATT CORPORATION, OR HYATT; COUNTRY INNS & SUITES BY CARLSON, INC., OR CARLSON; AND STARWOOD HOTELS AND RESORTS WORLDWIDE, INC., OR STARWOOD. NONE OF THESE TRADEMARK OWNERS, THEIR PARENTS, SUBSIDIARIES OR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, STOCKHOLDERS, OWNERS, AGENTS OR EMPLOYEES IS AN ISSUER OR UNDERWRITER OF THE SECURITIES BEING OFFERED HEREBY, PLAYS (OR WILL PLAY) ANY ROLE IN THE OFFER OR SALE OF OUR SECURITIES OR HAS ANY RESPONSIBILITY FOR THE CREATION OR CONTENTS OF THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. IN ADDITION, NONE OF THE TRADEMARK OWNERS HAS OR WILL HAVE ANY LIABILITY OR RESPONSIBILITY WHATSOEVER ARISING OUT OF OR RELATED TO THE SALE OR OFFER OF THE SECURITIES BEING OFFERED HEREBY, INCLUDING ANY LIABILITY OR RESPONSIBILITY FOR ANY FINANCIAL STATEMENTS, PROJECTIONS OR OTHER FINANCIAL INFORMATION OR OTHER INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR OTHERWISE DISSEMINATED IN CONNECTION WITH THE OFFER OR SALE OF THE SECURITIES OFFERED BY THIS PROSPECTUS. YOU MUST UNDERSTAND THAT YOUR SOLE RECOURSE FOR ANY ALLEGED OR ACTUAL IMPROPRIETY RELATING TO THE OFFER AND SALE OF THE SECURITIES AND THE OPERATION OF OUR BUSINESS WILL BE AGAINST US AND IN NO EVENT MAY YOU SEEK TO IMPOSE LIABILITY ARISING FROM OR RELATED TO SUCH ACTIVITY, DIRECTLY OR INDIRECTLY, UPON ANY OF THE TRADEMARK OWNERS.

        WE ARE A PARTY TO A LICENSE AGREEMENT WITH THE SHERATON, LLC THAT ENABLES A THIRD-PARTY HOTEL MANAGEMENT COMPANY ENGAGED BY US TO OPERATE A HOTEL USING THE SERVICE MARK "ALOFT®." NEITHER THE SHERATON, LLC NOR ANY OF ITS AFFILIATES OWNS SUCH HOTEL, IS A PARTICIPANT IN THIS OFFERING, OR HAS PROVIDED OR REVIEWED, OR IS RESPONSIBLE FOR, ANY DISCLOSURES OR OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

v

 SUMMIT HOTEL PROPERTIES, INC.

        We are a self-managed hotel investment company organized to continue and expand the hotel investment business of our predecessor, Summit Hotel Properties, LLC. We focus on acquiring and owning premium-branded limited-service and select-service hotel properties in the upper midscale and upscale segments of the U.S. lodging industry. As of December 31, 2012, we owned 84 hotels with a total of 9,019 guestrooms located in 21 states.

        We were organized as a Maryland corporation on June 30, 2010. We completed our initial public offering, or IPO, and our formation transactions, including the merger of our predecessor into our operating partnership, on February 14, 2011. We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We own our hotels and conduct substantially all of our business through our operating partnership. We, through a wholly owned subsidiary, are the sole general partner of our operating partnership. As of December 31, 2012, we owned approximately 90% of the issued and outstanding common units of partnership interest of our operating partnership, including the sole general partnership interest held by the general partner, all of the issued and outstanding 9.25% Series A Cumulative Redeemable Preferred Units of our operating partnership, all of the issued and outstanding 7.875% Series B Cumulative Redeemable Preferred Units of our operating partnership and all of the issued and outstanding 7.125% Series C Cumulative Redeemable Preferred Units of our operating partnership.

        To qualify as a REIT, we cannot operate or manage our hotels. Instead, other than with respect to one hotel that is owned by a wholly owned subsidiary of Summit TRS, we lease our hotels to our TRS lessees, which are wholly or majority owned, directly or indirectly, by our operating partnership. Our TRS lessees engage third-party hotel management companies to operate and manage our hotels.

        Our principal executive offices are located at 12600 Hill Country Boulevard, Suite R-100, Austin, TX 78738, and our telephone number is (512) 538-2315. Our website is www.shpreit.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

        Before purchasing any securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the SEC and incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference." Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Summit Hotel Properties, Inc.				Summit Hotel Properties, LLC (Predecessor)
			For the Period Ended February 14, 2011 through December 31, 2011		For the Period Ended January 1, 2011 through February 13, 2011		Year Ended December 31,
	Year Ended December 31, 2012
							2010		2009		2008
Ratio of earnings to combined fixed charges and preferred stock dividends	0.60	(1)	0.52	(2)	(0.18)	(3)	0.24	(4)	0.10	(5)	0.97	(6)

(1)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $22.5 million and the total amount of earnings was approximately $13.6 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $8.9 million.

(2)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $15.1 million and the total amount of earnings was approximately $7.9 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $7.2 million.

(3)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $4.6 million and the total amount of earnings was approximately $(.8) million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $5.4 million.

(4)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $26.7 million and the total amount of earnings was approximately $6.5 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $20.2 million.

(5)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $22.2 million and the total amount of earnings was approximately $2.1 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $20.1 million.

(6)
For this period, earnings were less than fixed charges and preferred stock dividends. The total amount of fixed charges and preferred stock dividends for this period was approximately $21.5 million and the total amount of earnings was approximately $20.9 million. The amount of the deficiency, or the amount of fixed charges and preferred stock dividends in excess of earnings, was approximately $.6 million.

        The ratio of earnings to combined fixed charges and preferred stock dividends is calculated by dividing earnings by the sum of fixed charges and preferred stock dividends. For purposes of computing this ratio, we calculate "earnings" by adding fixed charges and amortization of capitalized interest to income (loss) from continuing operations before income taxes less capitalized interest and preferred stock dividends, and we calculate "fixed charges" by adding interest on debt, amortization of capitalized financing costs and capitalized interest and preferred stock dividends. No preferred stock dividends were paid prior to our issuance of Series A Preferred Stock on October 28, 2011.

 USE OF PROCEEDS

        Except as may be set forth in a particular prospectus supplement accompanying this prospectus or document filed by us with the SEC and incorporated by reference in this prospectus, we will use the net proceeds from sales of securities for general corporate purposes, including the acquisition of hotels, the repayment of indebtedness, making capital improvements to our hotels and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering.

DESCRIPTION OF COMMON AND PREFERRED STOCK

        The following summary of our capital stock is qualified in its entirety by reference to Maryland law our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share, of which 2,300,000 shares have been classified as 9.25% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, 3,000,000 shares have been classified as 7.875% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock, and 3,400,000 shares have been classified as 7.125% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not liable for a corporation's debts or obligations.

        As of March 29, 2013, there were 65,385,935 shares of our common stock issued and outstanding, 2,000,000 shares of our Series A Preferred Stock issued and outstanding, 3,000,000 shares of our Series B Preferred Stock issued and outstanding and 3,400,000 shares of our Series C Preferred Stock issued and outstanding.

Common Stock

        Any shares of our common stock issuable pursuant to this prospectus will be duly authorized, validly issued, fully paid and non-assessable shares. Subject to the preferential rights of any other class or series of our stock, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends on such stock when, as and if authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

        Holders of shares of our common stock have no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Our common stock is traded on the NYSE under the symbol "INN." The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Preferred Stock

        Our board of directors may authorize the issuance of preferred stock in one or more classes or series and may determine, with respect to any such class or series, the rights, preferences, privileges and restrictions of the preferred stock of that class or series, including:

  •
  distribution rights;

  •
  conversion rights;

  •
  voting rights;

  •
  redemption rights and terms of redemptions; and

  •
  liquidation preferences.

        The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and non-assessable, and holders of preferred stock will not have any preemptive rights.

        The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.

        The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of each class or series of preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

  •
  the designation and par value of the preferred stock;

  •
  the voting rights, if any, of the preferred stock;

  •
  the number of shares of preferred stock offered, the liquidation preference per share of preferred stock and the offering price of the preferred stock;

  •
  the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

  •
  whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will cumulate;

  •
  the procedures for any auction and remarketing for the preferred stock, if applicable;

  •
  the provision for a sinking fund, if any, for the preferred stock;

  •
  the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

  •
  the provision for, and any restriction on, repurchase, if applicable, of the preferred stock;

  •
  the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

  •
  the terms under which the rights of the preferred stock may be modified, if applicable;

  •
  the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

  •
  any listing of the preferred stock on any securities exchange;

  •
  if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;

  •
  information with respect to book-entry procedures, if applicable;

  •
  in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

  •
  any additional rights, preferences, privileges or restrictions of the preferred stock.

        In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus and any accompanying prospectus supplement, we have previously issued shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. We may reopen these series and issue additional shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. Our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock rank senior to our common stock with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of our company. In addition to other preferential rights, each holder of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, plus any accrued and unpaid distributions thereon, before the holders of our common stock receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company. Furthermore, we are generally restricted from declaring or paying any distributions, or setting aside any funds for the payment of distributions, on our common stock or, subject to certain exceptions, redeeming or otherwise acquiring shares of our common stock unless full cumulative distributions on our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been declared and either paid or set aside for payment in full for all past distribution periods.

        Our Series A Preferred Stock is traded on the NYSE under the symbol "INNPrA," our Series B Preferred Stock is traded on the NYSE under the symbol "INNPrB" and our Series C Preferred Stock is traded under the symbol "INNPrC." The transfer agent and registrar for our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is Wells Fargo Bank, National Association.

Power to Reclassify and Issue Stock

        Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series of our stock, our board of directors is required by the Maryland General Corporation Law, or the MGCL, and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series of our stock. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of the NYSE or any other stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common and Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Because our board of directors believes it is at present essential for us to qualify as a REIT, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the stock ownership limit.

        Our charter also prohibits any person from:

  •
  subject to certain exceptions, beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

  •
  subject to certain exceptions, transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

  •
  subject to certain exceptions, beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

  •
  beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code, including, but not limited to, as a result of any hotel management companies failing to qualify as an "eligible independent contractor" under the REIT rules.

        Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.

        Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        Shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance with the stock ownership limit.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of shares of common stock or shares of preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.

        The warrant agent will act solely for us in connection with the warrants and will not act for or on behalf of any warrant holders.

        The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

  •
  if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any listing of warrants on any securities exchange;

  •
  if appropriate, a discussion of any material federal income tax considerations applicable to the warrants; and

  •
  any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Except as provided in the applicable prospectus supplement, the exercise price and the number of shares of common stock or shares of preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to the holders of the underlying common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of the underlying common stock or preferred stock, as the case may be. In lieu of adjusting the number of shares purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or shares of preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock or shares of preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants that are represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." These ownership limitations will also apply to ownership of any warrants we offer. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS

        We may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities. These units may be issuable as, and for a specified period of time may be transferrable only as, a single security, rather than as the separate constituent securities comprising such units.

        The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

  •
  the terms of the units and of any of the shares of common stock, shares of preferred stock or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  the terms of any unit agreement governing the units;

  •
  if appropriate, a discussion of any material federal income tax considerations applicable to the units; and

  •
  the provisions for the payment, settlement, transfer or exchange of the units.

        Additionally, in order to enable us to preserve our status as a REIT, our capital stock is subject to certain restrictions on ownership and transfer, as described in "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." These ownership limitations will also apply to ownership of any units we offer. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the accompanying prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the accompanying prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "Legal Ownership of Securities" above;

  •
  An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws is qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be increased or decreased by a majority of our board of directors, but may not be less than the minimum number required under the MGCL, which is one, or, unless our bylaws are amended, more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

        Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of our common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.

        As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:

  •
  the corporation's board of directors will be divided into three classes;

  •
  the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

  •
  the number of directors may be fixed only by vote of the directors;

  •
  a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

        We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. In addition, without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, (2) vest in our board of directors the exclusive power to fix the number of directors, by vote of a majority of the entire board and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is not currently classified. In the future, our board of directors may elect, without stockholder approval, to classify our board of directors or elect to be subject to any of the other provisions of Subtitle 8.

Meetings of Stockholders

        Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendments to Our Charter and Bylaws

        Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Certain amendments to our charter, whether by merger or consolidation or otherwise, that would materially and adversely affect the terms of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock must be approved by the holders of the outstanding shares of our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, entitled to cast at least two-thirds of the votes entitled to be cast on the matter, voting as a separate class.

        Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Extraordinary Transactions

        Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to merger or sell all or substantially all of their assets without the approval of our stockholders.

Appraisal Rights

        Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.

Dissolution

        Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:

  •
  supermajority vote and cause requirements for removal of directors;

  •
  requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

  •
  provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

  •
  the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

  •
  the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

  •
  the restrictions on ownership and transfer of our stock; and

  •
  advance notice requirements for director nominations and stockholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Limitation of Directors' and Officers' Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

  •
  any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.

        We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

 MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        This section summarizes the material federal income tax considerations that you, as a holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

  •
  insurance companies;

  •
  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

  •
  financial institutions or broker-dealers;

  •
  non-U.S. individuals, partnerships and foreign corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

  •
  U.S. expatriates;

  •
  persons who mark-to-market our securities;

  •
  subchapter S corporations;

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

  •
  regulated investment companies and REITs;

  •
  trusts and estates;

  •
  holders who receive our securities through the exercise of employee share options or otherwise as compensation;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons subject to the alternative minimum tax provisions of the Code; and

  •
  persons holding our securities through a partnership or similar pass-through entity.

        This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

        The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

        WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

        We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2011. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the holders of its securities. These laws are highly technical and complex.

        In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2011 and December 31, 2012, and our current and proposed method of operations will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

        If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference including any deductions of net operating losses.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property ("foreclosure property") that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

  •
  If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

  •
  If we fail any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under "—Asset Tests," as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

  •
  The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

        A REIT is a corporation, trust or association that meets each of the following requirements:

  1.
  It is managed by one or more directors or trustees.

  2.
  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

  3.
  It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

  4.
  It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

  5.
  At least 100 persons are beneficial owners of its shares or ownership certificates.

  6.
  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

  7.
  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

  8.
  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

  9.
  It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

        We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2012 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set apart or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

        Our charter provides restrictions regarding the transfer and ownership of our stock. See "Description of Common and Preferred Stock—Restrictions on Ownership and Transfer." We believe that we have issued sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

        Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

        Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see "—Asset Tests") is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

        We have control of our operating partnership and intend to control any subsidiary partnerships and limited liability companies, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Taxable REIT Subsidiaries.    A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an "eligible independent contractor" (as defined below under "—Gross Income Tests—Rents from Real Property") to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

        We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the TRS's current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs.

        A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We have formed two TRSs, Summit TRS and Summit TRS II, whose wholly and majority owned subsidiaries are the lessees of our hotel properties, other than one hotel, which is owned by a wholly owned subsidiary of Summit TRS. We will not be able to use income and gain recognized by Summit TRS to offset losses recognized by Summit TRS II, and vice versa, which may result in a higher tax liability than would be the case if all of our hotel properties were leased by TRS lessees of the same TRS. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through one of our TRSs.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

  •
  rents from real property;

  •
  interest on debt secured by mortgages on real property, or on interests in real property;

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real estate assets; and

  •
  income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions" that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain" below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

        Rents from Real Property.    Rent that we receive from our real property will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

  •
  Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a TRS and the property is a "qualified lodging facility," such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an "eligible independent contractor").

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

  •
  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than certain customary services provided to tenants through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. We need not provide services through an "independent contractor" or a TRS, but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

        Other than with respect to one of our hotel properties, which is owned by a wholly owned subsidiary of Summit TRS, our TRS lessees lease from our operating partnership and its subsidiaries the land (or leasehold interest), buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

  •
  the intent of the parties;

  •
  the form of the agreement;

  •
  the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

  •
  the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

        In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

        We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:

  •
  our operating partnership and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

  •
  the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

  •
  the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

  •
  the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

  •
  the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

  •
  in the event of damage or destruction to a hotel, the lessee is at economic risk because it bears the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the hotel to its prior condition;

  •
  the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee's use, management, maintenance or repair of the hotels;

  •
  the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

  •
  the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

  •
  each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

  •
  upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

        We expect that the leases we enter into in the future with our TRS lessees will have similar features.

        Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that our operating partnership and its subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, we would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under "—Failure to Satisfy Gross Income Tests."

        As described above, in order for the rent that we receive to constitute "rents from real property," several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages:

  •
  are fixed at the time the percentage leases are entered into;

  •
  are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

  •
  conform with normal business practice.

        More generally, percentage rent will not qualify as "rents from real property" if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

        Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a "related party tenant"), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Other than with respect to one hotel that is owned by a wholly owned subsidiary of Summit TRS, we anticipate that all of our hotels will be leased to TRS lessees. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

        As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an "eligible independent contractor" to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an "eligible independent contractor" is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as "rents from real property" as long as the property is a "qualified lodging facility" and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our stock, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified lodging facilities" for any person unrelated to us and the TRS lessee (an "eligible independent contractor"). A "qualified lodging facility" is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "qualified lodging facility" includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

        Other than with respect to one hotel property that is owned by a wholly owned subsidiary of Summit TRS and operated by Courtyard Management Corporation, an eligible independent contractor, on its behalf, our TRS lessees lease our hotel properties, which we believe constitute qualified lodging facilities. Our TRS lessees engaged thrid-party managers to operate our hotels on behalf of the TRS lessees. We believe that each of those third-party hotel managers qualifies as an "eligible independent contractor." Our TRS lessees may engage other hotel managers in the future. Our TRS lessees will only engage hotel managers that qualify as "eligible independent contractors."

        Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the "personal property ratio"). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. We believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT qualification.

        Fourth, we generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an "independent contractor" or TRS but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

        If a portion of the rent that we receive from a hotel does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as "rents from real property" because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as "rents from real property." In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees will be required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a lessee's proportionate share of a property's operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that such charges do not qualify as "rents from real property," they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.

        Interest.    The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        We may selectively invest in mortgage debt when we believe our investment will allow us to acquire control of the related real estate. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

        We may also selectively invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that the mezzanine loans we will acquire typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

        Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

        Prohibited Transactions.    A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

  •
  the REIT has held the property for not less than two years;

  •
  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

  •
  either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

  •
  in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

  •
  if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

        We have selectively disposed of certain of our properties in the past and intend to make additional dispositions in the future. Although we will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction, certain of our past dispositions have not qualified for that safe harbor. Moreover, we cannot assure you that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business" in the future. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates. To reduce the risk of incurring a prohibited transaction tax, we may conduct certain selective sales of our properties through one of our TRSs.

        Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

        Hedging Transactions.    From time to time, we or our operating partnership have entered and may in the future enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A "hedging transaction" means either (i) any transaction entered into in the normal course of our or our operating partnership's trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We believe we have structured our hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Failure to Satisfy Gross Income Tests.    We may have gross income that fails to constitute qualifying income for purposes of one or both of the gross income tests. Taking into account our anticipated sources of non-qualifying income, however, we expect that our aggregate gross income will allow us to continue to satisfy the 75% and 95% gross income tests applicable to REITs. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

  •
  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

        First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

  •
  U.S. government securities;

  •
  interests in real property, including leaseholds and options to acquire real property and leaseholds;

  •
  interests in mortgage loans secured by real property;

  •
  stock in other REITs; and

  •
  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities, or the 10% vote or value test.

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        For purposes of the 5% asset test and the 10% vote or value test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1.0 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

    •
    a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

  •
  Any loan to an individual or an estate;

  •
  Any "section 467 rental agreement," other than an agreement with a related party tenant;

  •
  Any obligation to pay "rents from real property";

  •
  Certain securities issued by governmental entities;

  •
  Any security issued by a REIT;

  •
  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

  •
  Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        As described above, we may selectively invest from time to time in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not clear how to determine what portion of such a loan will be treated as a real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT's treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (ii) the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the 75% asset test when the loan subsequently increases in value. Thus, no assurance can be provided that the IRS will not challenge our treatment of such loan as a real estate asset. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

        We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

  •
  the sum of

  •
  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss; and

  •
  90% of our after-tax net income, if any, from foreclosure property, minus

  •
  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order to satisfy the REIT distribution requirements, the dividends we pay must not be "preferential." A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

        We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

  •
  85% of our REIT ordinary income for such year,

  •
  95% of our REIT capital gain income for such year, and

  •
  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

        We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure no longer applies. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on "qualified dividend income." Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a holder of shares of our capital stock that for federal income tax purposes is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

  •
  an estate whose income is subject to federal income taxation regardless of its source; or

  •
  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds shares of our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our capital stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our capital stock by the partnership.

        As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends. Our dividends will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "—Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRSs and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend with respect to the relevant distribution. Certain individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's stock. Instead, the distribution will reduce the adjusted basis of such shares of stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the stock has been held for one year or less, assuming the stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Capital Stock

        A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our stock may be disallowed if the U.S. stockholder purchases other stock within 30 days before or after the disposition.

Taxation of U.S. Stockholders on a Conversion of Preferred Stock

        Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder's basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of the adjusted tax basis allocated to any fractional share exchanged for cash). Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Taxation of U.S. Stockholders on a Redemption of Preferred Stock

        A redemption of preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of U.S. Stockholders on the Disposition of Capital Stock"). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the U.S. stockholder's interest in our stock, (ii) results in a "complete termination" of the U.S. stockholder's interest in all of our classes of stock or (iii) is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above in "—Taxation of Taxable U.S. Stockholders." In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining share holdings in us. If the U.S. stockholder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

        Under proposed Treasury regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all shares of stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share of stock will first reduce the redeemed U.S. stockholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares of stock, then the amount allocated could reduce some of the basis in certain shares of stock while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder's basis in all its shares of stock of the redeemed class exceeded such portion.

        The proposed Treasury regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. stockholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Certain individuals, estates or trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

  •
  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

  •
  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

  •
  either:

  •
  one pension trust owns more than 25% of the value of our stock; or

  •
  a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

        The term "non-U.S. stockholder" means a holder of our capital stock that is not a U.S. stockholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our capital stock, including any reporting requirements.

Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us; or

  •
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its capital stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For taxable years beginning after December 31, 2013, certain non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% on dividends paid on our capital stock, if certain disclosure requirements related to U.S. ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a rate of 30% will be imposed, for taxable years beginning after December 31, 2016, on proceeds from the sale of capital stock received by certain non-U.S. stockholders. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction.

        For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        However, if a class of our capital stock is regularly traded on an established securities market in the United States, capital gain distributions on that class of capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of that class of capital stock at any time during the one-year period preceding the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are regularly traded on an established securities market in the United States. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of the applicable class of capital stock at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of shares of our capital stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that capital stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.

Dispositions

        Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are and will continue to be a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we are a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells shares of that class of our capital stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

  •
  that class of our capital stock is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

  •
  the non-U.S. stockholder owned, actually or constructively, 5% or less of that class of our capital stock at all times during a specified testing period.

        As noted above, we believe our common stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are regularly traded on an established securities market.

        If the gain on the sale of our shares of capital stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

  •
  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

  •
  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

Conversion of Preferred Stock

        The conversion of our preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a USRPI. Even if our preferred stock constitutes a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder's common stock received over such non-U.S. stockholder's adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the common stock.

        Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. stockholder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.

Redemption of Preferred Stock

        For a discussion of the treatment of a redemption of preferred stock, see "—Taxation of U.S. Stockholders on a Redemption of Preferred Stock."

Information Reporting Requirements and Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

  •
  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. U.S. stockholders that hold our stock through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of 30% on dividends paid after December 31, 2013 and proceeds of sale of our stock paid after December 31, 2016 if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

        Substantially all of our investments are owned indirectly through our operating partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

        Classification as Partnerships.    We are entitled to include in our income our distributive share of each Partnership's income and to deduct our distributive share of each Partnership's losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

  •
  is treated as a partnership under the Treasury regulations relating to entity classification (the "check-the-box regulations"); and

  •
  is not a "publicly traded" partnership.

        Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

        Hunton & Williams LLP is of the opinion that our operating partnership will be treated as a partnership, and not an association or publicly traded partnership taxable as a corporation, for federal income tax purposes. Investors should be aware, however, that advice of counsel is not binding upon the IRS, or any court. Therefore, no assurances can be given that our operating partnership will be treated as a partnership for federal income tax purposes. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. There is a risk that the IRS may contend that the right of a holder of common units in our operating partnership to redeem the units for cash or, at our election, our common stock could cause the common units to be considered readily tradable on the substantial equivalent of a secondary market. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership's gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the "90% passive income exception"). Treasury regulations (the "PTP regulations") provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "private placement exception"), interests in a partnership will not be treated as readily tradable on a secondary market or a substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable years. Pursuant to another safe harbor (the "limited trading exception"), interests in a partnership will not be treated as readily traded on a secondary market or a substantial equivalent thereof if the sum of the percentage interests in the partnership capital or profits transferred during the taxable year of the partnership does not exceed two percent of the total interests in the partnership capital or profits, excluding certain "private transfers" and transfers made under certain redemption or repurchase agreements.

        For tax purposes, our operating partnership is treated as a continuation of our predecessor, which merged into our operating partnership in connection with our initial public offering, or IPO. We believe our predecessor qualified for the limited trading exception in each of its prior taxable years, but did not qualify for the 90% passive income exception because its income primarily arose from the active business of operating hotels. For its 2011 taxable year, we believe that our operating partnership qualified for the limited trading exception unless the IRS successfully contends that the payment of certain accrued and unpaid priority distributions on our predecessor's Class A and Class A-1 membership interests in connection with the formation transactions related to our IPO is recharacterized as a "disguised sale" for federal income tax purposes. Although we have been advised by counsel that the payment of the accrued and unpaid priority returns in connection with the formation transactions should not be a "disguised sale," no assurance can be given that the IRS will not successfully challenge that position, in which case we would not satisfy the limited trading exceptions. If treated as a publicly traded partnership, our operating partnership will not have qualified for the 90% passive income exception during its 2011 taxable year because of the active hotel business income our predecessor earned in 2011 prior to the closing of our IPO. However, during our operating partnership's 2011 taxable year, no common unit holder was eligible to redeem common units for cash or, at our election, our common stock. Accordingly, even if our operating partnership did not qualify for the limited trading exception, we believe that our operating partnership was not treated as a publicly traded partnership during its 2011 taxable year because interests in our operating partnership were not readily tradable on a secondary market or the substantial equivalent thereof. Because we believe that our predecessor has not been classified as a publicly traded partnership in prior taxable years and our operating partnership was not classified as a publicly traded partnership during its 2011 taxable year, we believe that the 90% passive income exception will be available, if necessary, to prevent our operating partnership from being taxed as a corporation should it be classified as a publicly traded partnership in 2012 and future taxable years. For those taxable years, we believe that our operating partnership has had, and will have, sufficient qualifying rental income to satisfy the 90% passive income exception and may qualify for the limited trading exception in certain years. We expect that any other Partnership that we form in the future will qualify for the private placement exception.

        We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT unless we qualified for certain relief provisions, because the value of our ownership interest in our operating partnership exceeds 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation. See "—Gross Income Tests" and "—Asset Tests." In addition, any change in our operating partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Distribution Requirements." Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, our operating partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership's taxable income.

Income Taxation of Partnerships and their Partners

        Partners, Not the Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

        Partnership Allocations.    Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

        Tax Allocations With Respect to Our Properties.    Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to our operating partnership for in exchange for common or preferred units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership's existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership's adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

        The contribution of the cash proceeds of our IPO and other stock offerings to our operating partnership created book-tax differences, and our contribution of the proceeds of any future offering to our operating partnership may also create a book-tax difference. Furthermore, our operating partnership may admit partners in the future in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences and our operating partnership succeeded to the book-tax differences with respect to properties contributed to our predecessor. Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, our operating partnership's existing tax basis in our initial properties at the time we contributed the cash proceeds of the IPO and the carryover basis in the hands of our operating partnership of properties contributed in the future could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of the contribution of cash or property. We have decided to use the remedial method prescribed in Treasury Regulation 1.704-3(d) to account for book-tax differences caused by the contribution of the cash proceeds of our stock offerings to our operating partnership or the future acquisition of properties by our operating partnership.

        Basis in Partnership Interest.    Our adjusted tax basis in our partnership interest in our operating partnership generally is equal to:

  •
  the amount of cash and the basis of any other property contributed by us to our operating partnership;

  •
  increased by our allocable share of our operating partnership's income and our allocable share of indebtedness of our operating partnership; and

  •
  reduced, but not below zero, by our allocable share of our operating partnership's loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

        If the allocation of our distributive share of our operating partnership's loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that our operating partnership's distributions, or any decrease in our share of the indebtedness of our operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

        Depreciation Deductions Available to Our Operating Partnership.    Our operating partnership's tax basis in our initial properties was generally not affected by the formation transactions and our IPO. However, if the IRS successfully contends that the payment of certain accrued and unpaid priority returns on our predecessor's Class A and Class A-1 membership interests in connection with the formation transactions is recharacterized as a "disguised sale" for federal income tax purposes, our basis in our operating partnership's assets may be adjusted to account for the difference between the deemed purchase price of the interests we are treated as having acquired in the "disguised sale" and the proportionate share of our operating partnership's basis in the assets that is attributable to such interests. Such adjustments will only affect tax allocations made to us. To the extent that our operating partnership acquires hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership's initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor's basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions that are attributable either to (i) properties held by our operating partnership at the time we contributed the cash proceeds of our stock offerings to our operating partnership in exchange for units (except to the extent of the portion of the properties attributable to membership interests in our predecessor that we are treated as having acquired with the cash proceeds of our IPO) or (ii) properties contributed to our operating partnership in the future in exchange for common units. Those special allocations could result in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners' built-in gain or loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution, subject to certain adjustments. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership. Similar allocation rules apply with respect to the built-in gain attributable to the difference between the fair market value of our hotel properties at the closing of our IPO and our predecessor's adjusted tax basis in those properties.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Gross Income Tests." We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Legislative or Other Actions Affecting REITs

        The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective securityholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

        We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  through agents to the public or to investors;

  •
  to underwriters or dealers for resale to the public or to investors;

  •
  directly to agents;

  •
  in "at-the-market" offerings, within the meaning of Rule 415 of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

  •
  directly to investors;

  •
  through a combination of any of these methods of sale; or

  •
  in any manner, as provided in the accompanying prospectus supplement.

        We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        Subject to maintaining our qualification as a REIT, we may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities offered pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities issued pursuant to this prospectus close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus; or

  •
  loan or pledge securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

        We will set forth in a prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  the terms of the securities offered;

  •
  any over-allotment options under which underwriters or agents may purchase or place additional securities;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

Agents

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

        We may from time to time engage a broker-dealer to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such common stock on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an "underwriter" within the meaning of the Securities Act, with respect to any sales effected through an "at-the-market" offering.

Underwriters

        If we use underwriters for a sale of securities, the underwriters will acquire the securities, and may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Institutional Purchasers

        We may authorize underwriters, dealers or agents to solicit certain institutional investors, approved by us, to purchase our securities on a delayed delivery basis or pursuant to delayed delivery contracts provided for payment and delivery on a specified future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe in the prospectus supplement details of any such arrangement, including the offering price and applicable sales commissions payable on such solicitations.

Direct Sales

        We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the accompanying prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses from time to time.

Underwriting Compensation

        Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering. In the event that FINRA Rule 5121 applies to any such offering due to the presence of a "conflict of interest" (as that term is defined in FINRA Rule 5121), the prospectus supplement for that offering will contain prominent disclosure with respect to such conflict of interest as required by that rule. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. We will describe any indemnification agreement in the applicable prospectus supplement.

Trading Markets and Listing of Securities

        Unless otherwise specified in the accompanying prospectus supplement, each class or series of securities covered by this prospectus will be a new issue with no established trading market, other than our common stock, our Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, each of which is listed on the NYSE. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

        In accordance with Regulation M under the Exchange Act, underwriters may engage in over-allotment, stabilizing or short covering transactions or penalty bids in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        Certain matters of Maryland law, including the validity of the securities covered by this prospectus, will be passed upon for us by Venable LLP. Certain tax matters will be passed upon for us by Hunton & Williams LLP.

EXPERTS

        The consolidated balance sheets of Summit Hotel Properties, Inc. and subsidiaries as of December 31, 2012 and 2011, and the consolidated balance sheet of Summit Hotel Properties, LLC and subsidiaries (Predecessor) as of December 31, 2010, and the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012 and the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012, the related combined consolidated statement of cash flows of Summit Hotel Properties, Inc. and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012; and the consolidated balance sheets of Summit Hotel OP, LP and subsidiaries as of December 31, 2012 and 2011, and the consolidated balance sheet of Summit Hotel Properties, LLC and subsidiaries (Predecessor) as of December 31, 2010, and the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel OP, LP and subsidiaries for the year ended December 31, 2012 and the period from February 14, 2011 (commencement of operations) through December 31, 2011, the related consolidated statements of operations, comprehensive income (loss), and changes in equity of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the period from January 1, 2011 through February 13, 2011 and the year ended December 31, 2010, the related consolidated statement of cash flows of Summit Hotel OP, LP, and subsidiaries for the year ended December 31, 2012, the related combined consolidated statement of cash flows of Summit Hotel OP, LP and subsidiaries and Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2011, and the related consolidated statement of cash flows of Summit Hotel Properties, LLC and subsidiaries (Predecessor) for the year ended December 31, 2010, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference in this prospectus, in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that consolidated subsidiaries of Summit Hotel Properties, Inc. acquired 19 hotels (the Acquired Hotels) in 2012, and management excluded from its assessment of the effectiveness of Summit Hotel Properties, Inc.'s internal control over financial reporting as of December 31, 2012, the Acquired Hotels' internal control over financial reporting associated with total revenue of $24.9 million included in the consolidated financial statements of Summit Hotel Properties, Inc. and subsidiaries for the year ended December 31, 2012, and also states the audit of internal control over financial reporting of Summit Hotel Properties, Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Hotels.

        The combined financial statements of the Hyatt 11 Portfolio as of and for the year ended December 31, 2011, appearing in our Current Report on Form 8-K filed with the SEC on January 7, 2013, have been incorporated by reference herein and in the accompanying prospectus, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        The combined financial statements of the TGV Portfolio of Hotels as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012, appearing in our Current Report on Form 8-K filed with the SEC on March 13, 2013, have been incorporated by reference herein and in the accompanying prospectus, in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

15,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Deutsche Bank Securities

Baird

Raymond James

RBC Capital Markets

September     , 2013